                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement    / /   Confidential, for Use of the
                                              Commission Only (as permitted by
   / /   Definitive proxy statement           Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

H. F. AHMANSON & COMPANY
4900 Rivergrade Road
Irwindale, California  91706       HOME SAVINGS OF AMERICA
(818) 814-7922                     SAVINGS OF AMERICA             NEWS

FOR IMMEDIATE RELEASE                            CONTACTS:
---------------------
                                                    MEDIA:  MARY TRIGG
                                                            (818) 814-7922
                                                 INVESTOR:  STEVE SWARTZ
                                                            (818) 814-7986


                            AHMANSON DELIVERS CONSENTS TO REQUIRE
                      GREAT WESTERN TO HOLD ANNUAL MEETING BY MAY 6 AND
                              TO ADOPT TWO ADDITIONAL PROPOSALS


     IRWINDALE, CA, April 9, 1997 -- H.F. Ahmanson & Company (NYSE:AHM) today announced that it has delivered consents representing more than the requisite majority of the outstanding common shares of Great Western Financial Corporation (NYSE:GWF) necessary to adopt three of its five consent proposals, including pivotal proposal number three requiring Great Western to hold its annual meeting by May 6.

     Ahmanson also delivered a majority of consents on proposal number four, which provides that Great Western cannot adjourn any meeting at which a quorum is present unless all business properly brought before it has been acted upon by stockholders; and proposal number five, which provides that the Great Western Board cannot amend any by-law amendment adopted pursuant to Ahmanson's consent solicitation without the prior approval of a majority of Great Western stockholders.

     Ahmanson stated, "This vote clearly demonstrates that stockholders want the Great Western Board to act in accordance with good corporate governance and establish a level playing field for the two merger proposals. We urge the Great Western Board to respect the clearly expressed views of its stockholders, schedule its annual meeting promptly, and enter into discussions with Ahmanson.

     "We call upon Great Western stockholders to continue to support our consent proposals in order to help ensure that Ahmanson's merger proposal is put on a level playing field so that stockholder value in Great Western can be maximized. Great Western stockholders who have not yet voted on the revised second white consent card should do so now."

     Under Delaware law, a consent proposal is adopted when valid, unrevoked consents representing a majority of outstanding common shares are delivered to the company.

     Ahmanson added that Great Western stockholders are entitled to revoke consents previously delivered on any of the consent proposals for which Ahmanson has not already delivered unrevoked consents representing a majority of the outstanding shares.

     H.F. Ahmanson & Company, with nearly $50 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.

       SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK
        HELD BY H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND
       EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF
         AHMANSON AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
         CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF

     Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter,
Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel),
Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo,
Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.
     As of April 8, 1997, Ahmanson is the beneficial owner of 3,134,100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.
     Other than set forth herein, as of April 8, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.
     Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 8, 1997, CSFB held a net long position of 5,443 shares of GWF common stock and Montgomery held no shares of GWF common stock.

     Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.